UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2021

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC
(The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

In accordance with the Rambus Inc. (“Rambus”) acquisition of PLDA Group (“PLDA”), as discussed in Item 8.01 below, a portion of the consideration to be delivered to certain securityholders of PLDA will consist of 300,000 shares of Rambus’ common stock issued upon the closing of the transaction. In addition, pursuant to the terms of an earnout, based upon the achievement of certain milestones, Rambus will issue shares of Rambus’ common stock up to the following maximum amounts: 251,130 shares after the first anniversary of the transaction, 351,582 shares after the second anniversary, and 452,034 shares after the third anniversary. These shares of Rambus common stock will be issued pursuant to exemptions from registration provided by Section 4(a)(2), Regulation D and/or Regulation S of the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On June 16, 2021, Rambus issued a press release announcing that it entered into an agreement to acquire PLDA. PLDA is a provider of high-speed interconnect solutions. Rambus will acquire PLDA for an initial payment at closing of $60 million in cash and 300,000 shares of Rambus’ common stock. The transaction includes an earnout of additional shares of common stock as described in Item 3.02 above. The transaction is subject to customary closing conditions and approvals, and is expected to close in the early third quarter of 2021.

A copy of Rambus’ press release announcing the pending acquisition of PLDA is attached to this report as Exhibit 99.1.

On June 16, 2021, Rambus issued a press release announcing that it entered into an agreement to acquire AnalogX Inc. (“AnalogX”). AnalogX is a premier interconnect IP company. Rambus will acquire AnalogX for approximately $49 million, a portion of which will be paid over three years. The transaction is subject to customary closing conditions and approvals, and is expected to close in the early third quarter of 2021.

A copy of Rambus’ press release announcing the pending acquisition of AnalogX is attached to this report as Exhibit 99.2.

The information in the press releases that are exhibits to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall the press releases be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Rambus Inc., Announcing the Pending Acquisition of PLDA, issued on June 16, 2021.

99.2	Press Release of Rambus Inc., Announcing the Pending Acquisition of AnalogX, issued on June 16, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2021.	Rambus Inc.

/s/ Rahul Mathur
Rahul Mathur, Senior Vice President, Finance and Chief Financial Officer